UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2013 (May 2, 2013)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2013, Harris & Harris Group, Inc. (the “Company”), held its Annual Meeting of Shareholders to (1) elect seven directors, (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant, and (3) cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included in the Proxy Statement. At the close of business on the record date, March 13, 2013, an aggregate of 31,116,811 shares of common stock were issued and outstanding.

Proposal 1. The election of seven directors to the Board of Directors:

Nominees	For	Withheld	Broker Non-Votes
W. Dillaway Ayres, Jr.	12,145,041	750,290	14,626,603
Dr. Phillip A. Bauman	12,112,714	782,617	14,626,603
Douglas W. Jamison	12,196,959	698,372	14,626,603
Lucio L. Lanza	11,338,424	1,556,907	14,626,603
Charles E. Ramsey	12,130,031	765,300	14,626,603
Richard P. Shanley	12,209,191	686,140	14,626,603
Bruce W. Shewmaker	12,206,621	688,710	14,626,603

Pursuant to the foregoing votes, the seven nominees listed above were elected to serve on the Company's Board of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2. To ratify, confirm and approve the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Vote
26,671,661	344,261	506,012	0

Proposal 3. To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
11,657,905	989,293	248,132	14,626,604

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 3, 2013	HARRIS & HARRIS GROUP, INC.

		By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President